Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

Dated as of July 20, 2023

by and between

CROWN ELECTROKINETICS CORP.

and

KEYSTONE CAPITAL PARTNERS, LLC

Table of Contents

		Page

Article I DEFINITIONS		1

Article II PURCHASE AND SALE OF COMMON STOCK		2

Section 2.1.	Purchase and Sale of Stock	2
Section 2.2.	Closing Date; Settlement Dates	2
Section 2.3.	Initial Public Announcements and Required Filings	2

Article III PURCHASE TERMS		3

Section 3.1.	Purchases	3
Section 3.2.	Settlement	4
Section 3.3.	Compliance with Rules of Trading Market.	5
Section 3.4.	Beneficial Ownership Limitation	5

Article IV REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR		6

Section 4.1.	Organization and Standing of the Investor	6
Section 4.2.	Authorization and Power	6
Section 4.3.	No Conflicts	6
Section 4.4.	Investment Purpose	7
Section 4.5.	Accredited Investor Status	7
Section 4.6.	Reliance on Exemptions	7
Section 4.7.	Information	7
Section 4.8.	No Governmental Review	9
Section 4.9.	No General Solicitation	8
Section 4.10.	Not an Affiliate	8
Section 4.11.	No Prior Short Sales	8
Section 4.12.	Statutory Underwriter Status	8
Section 4.13.	Resales of Securities	8

Article V REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY		8

Section 5.1.	Organization, Good Standing and Power	9
Section 5.2.	Authorization, Enforcement	9
Section 5.3.	Capitalization	9
Section 5.4.	Issuance of Securities	10
Section 5.5.	No Conflicts	10
Section 5.6.	Commission Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants	11
Section 5.7.	Subsidiaries	14
Section 5.8.	No Material Adverse Effect or Material Adverse Change	13
Section 5.9.	No Material Defaults	13
Section 5.10.	Enforceability of Agreements	13
Section 5.11.	Indebtedness; Solvency	14
Section 5.12.	Title To Assets	14
Section 5.13.	Actions Pending	14

i

ii

Annex I. Definitions

iii

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT is made and entered into as of July 20, 2023 (this “Agreement”), by and between Keystone Capital Partners, LLC, a Delaware limited liability company (the “Investor”), and Crown Electrokinetics Corp., a Delaware corporation (the “Company”).

RECiTALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to the lesser of (i) $50,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) the Exchange Cap (to the extent applicable under Section 3.3), pursuant to the Initial Purchase on the Closing Date and pursuant to one or more Purchases the Company may elect to effect from time to time from and after the Commencement Date under this Agreement;

WHEREAS, such sales of Common Stock by the Company to the Investor will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the sales of Common Stock to the Investor to be made hereunder;

WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein; and

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, the Company is concurrently causing its transfer agent to issue to the Investor the Initial Commitment Shares pursuant to and in accordance with Section 10.1(ii)(a).

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

Article II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1. Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, up to the lesser of (i) such number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock having an aggregate gross purchase price equal to the Total Commitment and (ii) the Exchange Cap, to the extent such Exchange Cap is applicable under Section 3.3 (the lesser of such number of shares of Common Stock, the “Aggregate Limit”), by the delivery to the Investor of Purchase Notices directing the Investor to purchase Shares in Purchases pursuant to Section 3.1 of this Agreement.

Section 2.2. Closing Date; Settlement Dates. This Agreement shall become effective and binding (the “Closing”) upon (a) the payment of the Document Preparation Fee to the Investor or its counsel at or prior to the Closing pursuant to Sections 7.1 and 10.1(i), (b) the delivery of irrevocable instructions to issue the Initial Commitment Shares to the Investor or its designees as provided in Sections 7.1 and 10.1(ii)(a), (c) the delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto and thereto, and (d) the delivery of all other documents, instruments and writings required to be delivered at the Closing, in each case as provided in Section 7.1, to the offices of Pryor Cashman LLP, 7 Times Square, 40th Floor, New York, NY 10036, at 3:30 p.m., New York City time, on the Closing Date. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period, the Company, at its sole option and discretion, may issue and sell to the Investor, and, if the Company elects to so issue and sell, the Investor shall purchase from the Company, the Shares in respect of each Purchase. The delivery of Shares in respect of each Purchase, and the payment for such Shares, shall occur in accordance with Section 3.2.

Section 2.3. Initial Public Announcements and Required Filings. The Company shall, within the time period required under the Exchange Act, file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated by the Transaction Documents, including, without limitation, the issuance of the Commitment Shares to the Investor, and attaching as exhibits thereto copies of each of this Agreement, the Registration Rights Agreement and, if applicable, any press release issued by the Company disclosing the execution of this Agreement and the Registration Rights Agreement by the Company (including all exhibits thereto, the “Current Report”). The Company shall provide the Investor a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the Commission and shall give due consideration to all such comments. From and after the filing of the Current Report with the Commission, the Company shall have publicly disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 2.3, the Investor shall maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain the confidentiality of such information). Not later than 15 calendar days following the Closing Date, the Company shall file a Form D with respect to the issuance and sale of the Securities in accordance with Regulation D and shall provide a copy thereof to the Investor promptly after such filing. The Company shall use its commercially reasonable efforts to prepare and, as soon as practicable, but in no event later than the applicable Filing Deadline, file with the Commission the Initial Registration Statement and any New Registration Statement covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement. At or before 8:30 a.m. (New York City time) on the Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall use its commercially reasonable efforts to file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto).

Article III
PURCHASE TERMS

Subject to the satisfaction of the conditions set forth in Article VII, the parties agree as follows:

Section 3.1. Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3, the Company shall have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a Purchase Notice, after 6:00 a.m., New York City time, but prior to 12:30 p.m., New York City time, on a Purchase Date, to purchase the applicable Purchase Share Amount, not to exceed the applicable Purchase Maximum Amount, at the applicable Purchase Price therefor on the applicable Purchase Date in accordance with this Agreement (each such purchase, a “Purchase”). The Company may timely deliver a Purchase Notice to the Investor as often as every Trading Day, so long as (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding such Trading Day is not less than the Threshold Price, and (ii) all Shares subject to all prior Purchases theretofore required to have been received by the Investor as DWAC Shares under this Agreement have been delivered to the Investor as DWAC Shares in accordance with this Agreement. The Investor is obligated to accept each Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any Purchase Notice directing the Investor to purchase a Purchase Share Amount in excess of the applicable Purchase Maximum Amount, such Purchase Notice shall be void ab initio to the extent of the amount by which the Purchase Share Amount set forth in such Purchase Notice exceeds such applicable Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable Purchase Maximum Amount pursuant to such Purchase. At or prior to 5:30 p.m., New York City time, on the Purchase Date for each Purchase, the Investor shall provide to the Company a written confirmation for such Purchase (each, a “Purchase Confirmation”) setting forth the applicable Purchase Price per Share to be paid by the Investor in such Purchase, and the total aggregate Purchase Price to be paid by the Investor for the total Purchase Share Amount purchased by the Investor in such Purchase. Notwithstanding the foregoing, the Company shall not deliver any Purchase Notices to the Investor during the PEA Period.

Section 3.2. Settlement. The Shares constituting the applicable Purchase Share Amount purchased by the Investor in each Purchase shall be delivered to the Investor as DWAC Shares not later than 1:00 p.m., New York City time, on the Trading Day immediately following the applicable Purchase Date for such Purchase (the “Purchase Share Delivery Date”) (it being acknowledged and agreed that the Company may not deliver any additional Purchase Notices to the Investor until all such Shares subject to such Purchase, and all Shares subject to all prior Purchase Notices, have been received by the Investor as DWAC Shares in accordance with this Agreement). For each Purchase, the Investor shall pay to the Company an amount in cash equal to the product of (a) the total number of Shares purchased by the Investor in such Purchase and (b) the applicable Purchase Price for such Shares, as full payment for such Shares purchased by the Investor in such Purchase, via wire transfer of immediately available funds, not later than 5:00 p.m., New York City time, on the third (3rd) Trading Day following the applicable Purchase Share Delivery Date for such Purchase, provided the Investor shall have timely received, as DWAC Shares, all of such Shares purchased by the Investor in such Purchase on such Purchase Share Delivery Date in accordance with the first sentence of this Section 3.2. If the Company or its transfer agent shall fail for any reason to deliver to the Investor, as DWAC Shares, any Shares purchased by the Investor in a Purchase prior to 10:30 a.m., New York City time, on the Trading Day immediately following the applicable Purchase Share Delivery Date for such Purchase, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares that the Investor anticipated receiving from the Company on such Purchase Share Delivery Date in respect of such Purchase, then the Company shall, within one (1) Trading Day after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, broker review fees and reasonable, documented legal fees, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Investor pursuant to this Agreement for all of the Shares purchased by the Investor in such Purchase. The Company shall not issue any fraction of a share of Common Stock to the Investor in connection with any Purchase effected pursuant to this Agreement. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments to be made by the Investor pursuant to this Agreement shall be made by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice to the Investor in accordance with the provisions of this Agreement.

Section 3.3. Compliance with Rules of Trading Market.

(a) Exchange Cap. Subject to Section 3.3(b), the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby (including Commitment Shares and Shares) would exceed 16,552,304 (such number of shares equal to 19.99% of the shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Trading Market (such maximum number of shares, the “Exchange Cap”), unless the Company’s stockholders have approved the issuance of Common Stock pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market. For the avoidance of doubt, the Company may, but shall be under no obligation to, request its stockholders to approve the issuance of Common Stock pursuant to this Agreement; provided, that if such stockholder approval is not obtained, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement.

(b)  General. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules of the Trading Market. The provisions of this Section 3.3 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3 only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market.

Section 3.4. Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than the next business day on which the Company’s transfer agent is open for business) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required under this Section 3.4 and the application of this Section 3.4. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. The provisions of this Section 3.4 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 to the extent necessary to properly give effect to the limitations contained in this Section 3.4.

Article IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 4.1. Organization and Standing of the Investor. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2. Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase or acquire the Securities in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Investor, its Board of Directors or its members is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3. No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Investor’s certificate of formation, limited liability company agreement or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under any applicable federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase or acquire the Securities in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

Section 4.4. Investment Purpose. The Investor is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities.

Section 4.5. Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 4.6. Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

Section 4.7. Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the Commission Documents. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Securities. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a party or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby (including, without limitation, the opinions of the Company’s counsel delivered pursuant to Sections 7.1(iv) and 7.2(xvi)). The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 4.8. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 4.9. No General Solicitation. The Investor is not purchasing or acquiring the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 4.10. Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company. As of the date of this Agreement, the Investor does not beneficially own any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock, and during the Investment Period, the Investor will not acquire beneficial ownership of any shares of the Company’s capital stock (including shares of Common Stock or securities exercisable for or convertible into shares of Common Stock) other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Shares that the Investor anticipated receiving from the Company in connection with the settlement of a Purchase if the Company or its transfer agent shall have failed for any reason (other than a failure of Investor or its Broker-Dealer to set up a DWAC and required instructions) to electronically transfer all of the Shares subject to such Purchase to the Investor on the applicable Purchase Share Delivery Date by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system in compliance with Section 3.2 of this Agreement.

Section 4.11. No Prior Short Sales. At no time prior to the date of this Agreement has any of the Investor, its agents, representatives or Affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

Section 4.12. Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.13. Resales of Securities. The Investor represents, warrants and covenants that it will resell such Securities only pursuant to the Registration Statement in which the resale of such Securities is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and applicable state securities laws, rules and regulations.

Article V
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor:

Section 5.1. Organization, Good Standing and Power. The Company and each of its Subsidiaries has been duly incorporated, is validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Commission Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 5.2. Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Securities in accordance with the terms hereof and thereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any Purchase Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 5.3. Capitalization. As of the date hereof, the authorized capital of the Company consists of 850,000,000 shares of capital stock, consisting of 800,000,000 shares Common Stock, and 50,000,000 shares of preferred stock, par value $0.0001 per share, of which 300 shares have been designated as Series A Preferred Stock (“Series A Preferred Stock”), 1,500 shares have been designated as Series B Preferred Stock (“Series B Preferred Stock”), 600,000 shares have been designated as Series C Preferred Stock (“Series C Preferred Stock”), 7,000 shares have been designated as Series D Preferred Stock (“Series D Preferred Stock”), 77,000 shares have been designated as Series E Preferred Stock (“Series E Preferred Stock”), 9,073 shares have been designated as Series F Preferred Stock (“Series F Preferred Stock”), 9,052 shares have been designated as Series F-1 Preferred Stock (“Series F-1 Preferred Stock”), 9,052 shares have been designated as Series F-2 Preferred Stock (“Series F-2 Preferred Stock”) and 49,287,023 are undesignated shares of preferred stock. As of the date hereof, the Company had 84,311,492 shares of Common Stock outstanding, 251 shares of Series A Preferred Stock outstanding, convertible into 188,311 shares of Common Stock, 1,443 shares of Series B Preferred Stock outstanding, convertible into 2,019,038 shares of Common Stock, 500,756 shares of Series C Preferred Stock outstanding, convertible into 560,757 shares of Common Stock, 0 shares of Series D Preferred Stock outstanding, convertible into 0 shares of Common Stock, 5,000 shares of Series E Preferred Stock outstanding, convertible into 5,000,000 shares of Common Stock, 5,251 shares of Series F Preferred Stock outstanding, convertible into 35,527,740 shares of Common Stock, 1,723 shares of Series F-1 Preferred Stock outstanding, convertible into 11,494,330 shares of Common Stock and 1,153 shares of Series F-2 Preferred Stock outstanding, convertible into 7,496,749 shares of Common Stock. The Company has filed with the Commission true and correct copies of the Company’s Certificate of Incorporation as in effect on the Closing Date (the “Charter”), and the Company’s Bylaws as in effect on the Closing Date (the “Bylaws”). Except as set forth in the Commission Documents, there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any charact whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements.

Section 5.4. Issuance of Securities. The Initial Commitment Shares have been, and the Shares and the Additional Commitment Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to a particular Purchase Notice, will be, prior to the delivery to the Investor hereunder of such Purchase Notice, duly authorized by all necessary corporate action on the part of the Company. The Commitment Shares, when issued to the Investor in accordance with this Agreement, and the Shares, when issued and sold against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Common Stock. Assuming the effectuation of a reverse split of the Company’s Common Stock at a range between 1:15 and 1:60, 595,947,557 shares of Common Stock will be duly authorized and reserved by the Company for issuance as Securities under this Agreement, including (i) 1,310,429 shares of Common Stock solely for the purpose of issuing the Initial Commitment Shares under this Agreement to the Investor pursuant to Section 10.1(ii)(a) hereof within the time period specified in Section 10.1(ii)(a) hereof and (ii) 5,244,994shares of Common Stock (as the maximum number of Additional Commitment Shares issuable pursuant to this Agreement) solely for the purpose of issuing all of the Additional Commitment Shares under this Agreement, if any, to be issued and delivered to the Investor under Section 10.1(ii)(b) hereof within the time period specified in Section 10.1(ii)(b) hereof (in each case, assuming the effectuation of a reverse split of the Company’s Common Stock at a range of 1:15).

Section 5.5. No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company’s Charter or Bylaws, (ii) except as provided in Schedule 5.5 hereto, for which a waiver/consent to the transactions contemplated by this Agreement and the Registration Rights Agreement has been obtained from all necessary Persons, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, (iii) except as provided in Schedule 5.5 hereto, for which a waiver/consent to the transactions contemplated by this Agreement and the Registration Rights Agreement has been obtained from all necessary Persons, create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market or applicable Eligible Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency (including, without limitation, the Trading Market) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Securities to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

Section 5.6. Commission Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(a)  Except as set forth on Schedule 5.6(a) hereto, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents for the twelve months preceding the date of this Agreement. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of the Commission Documents filed with or furnished to the Commission prior to the Closing Date. No Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date, each Commission Document filed with or furnished to the Commission prior to the Closing Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Closing Date, on the date of such amended or superseded filing). Each Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission, on each Purchase Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date and on each Purchase Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Each Commission Document (other than the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the Commission after the Closing Date and incorporated by reference in the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the Commission relating to the Commission Documents filed with or furnished to the Commission as of the Closing Date, together with all written responses of the Company thereto in the form such responses were filed via EDGAR. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b)  The consolidated financial statements of the Company included or incorporated by reference in the Commission Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Commission Documents, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in Commission Documents which are required to be described in the Commission Documents; and all disclosures contained or incorporated by reference in the Commission Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(c)  There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that would affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Commission Documents which have not been described as required.

(d)  Except as set forth in the Commission Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Commission Documents). Since the date of the latest audited financial statements of the Company included in the 2022 Form 10-K, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Commission Documents). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) that comply with the requirements of the Exchange Act. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the most recent Evaluation Date, and the “disclosure controls and procedures” are effective.

(e)  Marcum LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission, are and, during the periods covered by their report, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(f)  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission during the past 12 months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act Rules 13a-15 and 15d-15.

Section 5.7. Subsidiaries. The 2022 Form 10-K sets forth each Subsidiary of the Company as of the Closing Date, other than those that may be omitted pursuant to Item 601 of Regulation S-K, showing its jurisdiction of incorporation or organization and the percentage of the Company’s ownership of the outstanding capital stock or other ownership interests of such Subsidiary, and the Company does not have any other Subsidiaries as of the Closing Date.

Section 5.8. No Material Adverse Effect or Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in 2022 Form 10-K, there has not been (i) any Material Adverse Effect, or any development that would result in a Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock (other than (A) the grant of additional options under the Company’s existing stock option plans, (B) changes in the number of outstanding Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof, (C) as a result of the issuance of Securities, (D) any repurchases of capital stock of the Company, (E) as described in a proxy statement filed on Schedule 14A or a Registration Statement on Form S-4, or (F) otherwise publicly announced) or outstanding long-term indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Commission Documents (including any document incorporated by reference therein).

Section 5.9. No Material Defaults. Except as set forth in Schedule 5.11 hereto, neither the Company nor any Subsidiary has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. Except for the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2023 or as otherwise disclosed in the Commission Documents, the Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the 2022 Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

Section 5.10. Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Commission Documents, other than such agreements that have expired by their terms or whose termination is disclosed in documents filed by the Company on EDGAR, are legal, valid and binding obligations of the Company and, to the Company’s knowledge, enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof, and except for any unenforceability that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.11. Indebtedness; Solvency. The Commission Documents set forth, as of the respective dates thereof, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in Schedule 5.11 hereto, there is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar federal or state bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due.

Section 5.12. Title To Assets. The Company and the Subsidiaries have good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Commission Documents as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. Any real property described in the Commission Documents as being leased by the Company and the Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or the Subsidiaries or (B) would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.13. Actions Pending. There are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject (i) other than proceedings accurately described in all material respects in the Commission Documents and proceedings that would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Commission Documents or (ii) that are required to be described in the Commission Documents and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in any of the Commission Documents or to be filed as exhibits to any of the Commission Documents that are not described or filed as required.

Section 5.14. Compliance With Law; Compliance with Continued Listing Standards. The Company has not been advised, and has no reason to believe, that it and each of its Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Effect. The Company has not received any notice of any continuing failure to maintain requirements for continued listing or quotation of its Common Stock on the Trading Market or in violation of any of the rules, regulations or requirements of the Trading Market, other than as disclosed in the Commission Documents.

Section 5.15. Certain Fees. Except as set forth on Schedule 5.15, or as specifically included in Section 3.2, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.15 incurred by the Company or its Subsidiaries that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

Section 5.16. Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Securities under the Registration Statement. All disclosure provided to Investor regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company contained in the Transaction Documents to which it is a party (as modified by the Disclosure Schedule)) furnished in writing by or on behalf of the Company or any of its Subsidiaries for purposes of or in connection with the Transaction Documents (other than forward-looking information and projections and information of a general economic nature and general information about the Company’s industry), taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time. Each press release issued by the Company or any of its Subsidiaries during the 12 months preceding the Closing Date did not at the time of release (or, if amended or superseded by a later dated press release issued by the Company or any of its Subsidiaries prior to the Closing Date or by a later dated Commission Document filed with or furnished to the Commission by the Company prior to the Closing Date, at the time of issuance of such later dated press release or filing or furnishing of such Commission Document, as applicable) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 5.17. Operation of Business.

(a)  The Company and the Subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as currently conducted, as described in the Registration Statement and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, have a Material Adverse Effect. This Section 5.17(a) does not relate to environmental matters, such items being the subject of Section 5.18.

(b)  The Company and the Subsidiary own or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), trade names, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. There are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings challenging the Company’s or any Subsidiary’s rights in or to or the validity of the scope of any of the Company’s or its Subsidiaries’ patents, patent applications or proprietary information. No other entity or individual has any right or claim in any of the Company’s or any of its Subsidiary’s patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any Subsidiary or by any non-contractual obligation, other than by written licenses granted by the Company or any Subsidiary. The Company has not received any written notice of any claim challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary which claim, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

Section 5.18. Environmental Compliance. The Company and the Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Commission Documents; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.19. No Improper Practices. (i) Neither the Company nor, to the Company’s knowledge, the Subsidiaries, nor to the Company’s knowledge, any of their respective executive officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Commission Documents; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, the Subsidiaries or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or, to the Company’s knowledge, the Subsidiaries, on the other hand, that is required by the Securities Act to be described in the Commission Documents that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or the Subsidiaries or any affiliate of them, on the one hand, and the directors, officers, stockholders or directors of the Company or, to the Company’s knowledge, the Subsidiaries, on the other hand, that is required by the rules of FINRA to be described in the Commission Documents that is not so described; (iv) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, the Subsidiaries to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or the Subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or the Subsidiaries or (B) a trade journalist or publication to write or publish favorable information about the Company or the Subsidiaries or any of their respective products or services, and, (vi) neither the Company nor the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Commission Documents.

Section 5.20. Transactions With Affiliates. Except as set forth in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts, service arrangements or other continuing transactions exceeding $120,000 between (a) the Company or any Subsidiary, on the one hand, and (b) any person or entity who would be covered by Item 404(a) of Regulation S-K, on the other hand. Except as disclosed in the Commission Documents, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor of or debtor to, any beneficial owner of more than 5% of the outstanding shares of Common Stock, or any director, employee or affiliate of the Company or any of its Subsidiaries, other than (i) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries or (ii) as part of the normal and customary terms of such person’s employment or service as a director with the Company or any of its Subsidiaries.

Section 5.21. Labor Disputes. No labor disturbance by or dispute with employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened which would result in a Material Adverse Effect.

Section 5.22. Use of Proceeds. The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company and its Subsidiaries in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement.

Section 5.23. Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement the Company will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.24. ERISA. To the Knowledge of the Company, (i) each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and the Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) equals or exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, other than, in the case of (i), (ii) and (iii) above, as would not have a Material Adverse Effect.

Section 5.25. Taxes. The Company and each of its Subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which have had a Material Adverse Effect, nor does the Company have any notice or Knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or any of its Subsidiaries and which would reasonably be expected to have a Material Adverse Effect.

Section 5.26. Insurance. The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and the Subsidiaries reasonably believe are adequate for the conduct of their business.

Section 5.27. Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Securities in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D; provided, however, that at the request of and with the express agreements of the Investor (including, without limitation, the representations, warranties and covenants of Investor set forth in Section 4.9 through 4.13), the Securities to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares and will not bear legends noting restrictions as to resale of such securities under federal or state securities laws, nor will any such securities be subject to stop transfer instructions.

Section 5.28. No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 5.29. No Integrated Offering. None of the Company, its Subsidiaries or any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings.

Section 5.30. Dilutive Effect. The Company is aware and acknowledges that issuance of the Securities could cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock. The Company further acknowledges that its obligation to issue the Commitment Shares and to issue the Shares pursuant to the terms of a Purchase in accordance with this Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.31. Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 5.32. Securities Act. The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act. Each Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities included therein by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not, and has not previously been at any time, an issuer identified in, or subject to, Rule 144(i).

Section 5.33. Listing and Maintenance Requirements; DTC Eligibility. As of the date of this Agreement and the Closing Date, the Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. Other than as set forth in the Commission Documents, as of the date of this Agreement and the Closing Date, the Company has not received notice from the Trading Market or any Eligible Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market or Eligible Market, as applicable. Other than as set forth in the Commission Documents, as of the Closing Date, the Company is in compliance with all such listing and maintenance requirements. The Common Stock is eligible for participation in the DTC book entry system and has shares on deposit at DTC for transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

Section 5.34. Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

Section 5.35. No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any director or officer, nor, to the Knowledge of the Company, any employee, agent, representative or Affiliate of the Company, has taken within the past five years any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage (to the extent acting on behalf of or providing services to the Company); and the Company and its Subsidiaries have conducted their businesses within the past five years in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the U.K. Bribery Act 2010 and other applicable anti-corruption, anti-money laundering and anti-bribery laws, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

Section 5.36. Money Laundering Laws. The operations of the Company are and have been conducted at all times within the past five years in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

Section 5.37. OFAC. Neither the Company nor any of its Subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s Knowledge, any agent, affiliate or representative of the Company, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Shares under this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Section 5.38. U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Investor, shall become a U.S. real property holding corporation within the meaning of Section 897 of the Code.

Section 5.39. Information Technology; Compliance With Data Privacy Laws. (i)(x) To the Knowledge of Company, there has been no security breach or other compromise of any Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no Knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

Section 5.40. No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 5.41. Acknowledgement Regarding Investor’s Acquisition of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

Article VI
ADDITIONAL COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period (and with respect to the Company, for the period following the termination of this Agreement specified in Section 8.3 pursuant to and in accordance with Section 8.3):

Section 6.1. Securities Compliance. The Company shall notify the Commission and the Trading Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Securities to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 6.2. Reservation of Common Stock. Assuming the effectuation of a reverse split of the Company’s Common Stock at a range between 1:15 and 1:60, the Company will have available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, the requisite aggregate number of authorized but unissued shares of Common Stock to enable the Company to timely effect (i) the issuance and delivery of all Initial Commitment Shares to be issued and delivered to the Investor under Section 10.1(ii)(a) hereof within the time period specified in Section 10.1(ii)(a) hereof, (ii) the issuance and delivery of all Additional Commitment Shares to be issued and delivered to the Investor under Section 10.1(ii)(b) hereof within the time period specified in Section 10.1(ii)(b) hereof, and (iii) the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each Purchase effected under this Agreement, in the case of this clause (ii), at least prior to the delivery by the Company to the Investor in connection with such Purchase the applicable Purchase Notice. Without limiting the generality of the foregoing, (a) as of the date of this Agreement, the Company has reserved, out of its authorized and unissued Common Stock, 1,310,429 shares of Common Stock solely for the purpose of issuing all of the Initial Commitment Shares under this Agreement to be issued and delivered to the Investor under Section 10.1(ii)(a) hereof within the time period specified in Section 10.1(ii)(a) hereof, (b) as of the date of this Agreement the Company has reserved, and as of the Commencement Date shall have continued to reserve, out of its authorized and unissued Common Stock, 5,244,994shares of Common Stock (as the maximum number of Additional Commitment Shares issuable pursuant to this Agreement) solely for the purpose of issuing all of the Additional Commitment Shares under this Agreement, if any, to be issued and delivered to the Investor under Section 10.1(ii)(b) hereof within the time period specified in Section 10.1(ii)(b) hereof, and (c) 589,392,133 shares of Common Stock solely for the purpose of issuing Shares pursuant to Purchases that may be effected by the Company, in its sole discretion, from time to time from and after the Commencement Date under this Agreement (in each case, assuming the effectuation of a reverse split of the Company’s Common Stock at a range of 1:15). The number of shares of Common Stock so reserved for the purpose of effecting Purchases under this Agreement may be increased from time to time by the Company from and after the Commencement Date, and such number of reserved shares may be reduced from and after the Commencement Date only by the number of Shares actually issued, sold and delivered to the Investor pursuant to any Purchase effected from and after the Commencement Date pursuant to this Agreement.

Section 6.3. Registration and Listing. The Company shall use its commercially reasonable efforts to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its commercially reasonable efforts to continue the listing and trading of its Common Stock and the listing of the Securities purchased or acquired by the Investor hereunder on the Trading Market (or on another Eligible Market) and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Trading Market (or other Eligible Market, as applicable). The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Trading Market (or other Eligible Market, as applicable). If the Company receives any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market (or other Eligible Market, as applicable) shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Stock to be listed or quoted on another Eligible Market.

Section 6.4. Compliance with Laws.

(i)  During the Investment Period, the Company (a) shall comply, and cause each Subsidiary to comply, with all laws, rules, regulations and orders applicable to the business and operations of the Company and its Subsidiaries, except as would not have a Material Adverse Effect and (b) with applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, applicable state securities or “Blue Sky” laws, and applicable listing rules of the Trading Market (or Eligible Market, as applicable), except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect or for Investor to conduct resales of Securities under the Registration Statement in any material respect. Without limiting the foregoing, neither the Company, nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, agents, employees or any other Persons acting on their behalf shall, in connection with the operation of the Company’s and its Subsidiaries’ respective businesses, (1) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (2) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (3) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, including, without limitation, the FCPA and the Money Laundering Laws.

(ii)  The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Securities, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and all applicable state securities or “Blue Sky” laws.

Section 6.5. Keeping of Records and Books of Account; Due Diligence.

(i)  The Investor and the Company shall each maintain records showing the remaining Total Commitment, the remaining Aggregate Limit and the dates and Purchase Share Amount for each Purchase.

(ii)  Subject to the requirements of Section 6.12, from time to time from and after the Closing Date, the Company shall make available for inspection and review by the Investor during normal business hours and after reasonable notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence; provided, however, that after the Closing Date, the Investor’s continued due diligence shall not be a condition precedent to the Commencement or to the Investor’s obligation to accept any Purchase Notice timely delivered by the Company to the Investor in accordance with this Agreement.

Section 6.6. No Frustration; No Variable Rate Transactions; No Dilutive Issuances.

(i) No Frustration. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver (i) the Initial Commitment Shares to the Investor not later than 4:00 p.m. (New York time) on the Trading Day immediately following the Closing Date, (ii) the Additional Commitment Shares to the Investor not later than 4:00 p.m. (New York time) on the Trading Day immediately following the Additional Commitment Share Trigger Date, and (iii) the Shares to the Investor in respect of a Purchase not later than the Purchase Share Delivery Date in accordance with Section 3.2. For the avoidance of doubt, nothing in this Section 6.6(i) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

(ii) No Variable Rate Transactions. The Company shall not effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

(iii)  No Dilutive Issuance Before Settlement of a Pending Purchase. None of the Company or any Subsidiary shall issue, sell or grant any right, option or warrant to purchase, or issue, sell or grant any right to reprice (or reset the purchase price therefor), or otherwise dispose of for cash (or enter into any agreement, plan or arrangement contemplating any of the foregoing, or seek to utilize any existing agreement, plan or arrangement to effect any of the foregoing), or announce any offer, issuance, sale or grant of any option or warrant to purchase or other disposition for cash (or any agreement, plan or arrangement therefor), at any time during the period beginning on the Trading Day immediately preceding each Purchase Date and ending on and including the third (3rd) Trading Day after the later of (1) the Purchase Share Delivery Date for such Purchase and (2) such later Trading Day after such Purchase Share Delivery Date on which such Purchase is fully settled in accordance with this Agreement (such period, the “Reference Period”), any Common Stock or Common Stock Equivalents, at an effective price per share of Common Stock less than the applicable Purchase Price per Share for such Purchase, (such price, the “Reference Price”) to be to be paid by the Investor in such Purchase effected during such Reference Period (each such issuance, a “Dilutive Issuance”), other than an Exempt Issuance (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share of Common Stock that is less than the applicable Reference Price, such issuance shall be deemed to have occurred for less than the applicable Reference Price on such date of the Dilutive Issuance at such effective price). The Investor shall be entitled to seek injunctive relief against the Company, and any Subsidiary (as applicable) to preclude any such Dilutive Issuance that does not constitute an Exempt Issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

Section 6.7.  Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 6.8, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 6.7 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

Section 6.8.  Fundamental Transaction. If a Purchase Notice has been delivered to the Investor and the transactions contemplated therein have not yet been fully settled in accordance with Section 3.2 of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of five (5) Trading Days following the date of full settlement thereof and the issuance to the Investor of all of the Shares that are issuable to the Investor pursuant to the Purchase to which such Purchase Notice relates.

Section 6.9.  Selling Restrictions.

(i)  Except as expressly set forth below, the Investor covenants that from and after the Closing Date through and including the Trading Day next following the expiration or termination of this Agreement as provided in Article VIII (the “Restricted Period”), neither the Investor nor any of its Affiliates nor any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (x) engage in any Short Sales involving the Company’s securities or (y) grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Securities; or (2) selling a number of shares of Common Stock equal to the number of Shares that such Restricted Person is unconditionally obligated to purchase under a pending Purchase Notice but has not yet received from the Company or its transfer agent pursuant to this Agreement, so long as (X) such Restricted Person (or the Broker-Dealer, as applicable) delivers the Shares purchased pursuant to such Purchase Notice to the purchaser thereof or the applicable Broker-Dealer promptly upon such Restricted Person’s receipt of such Shares from the Company in accordance with Section 3.2 of this Agreement and (Y) neither the Company nor its transfer agent shall have failed for any reason to deliver such Shares to the Investor or its Broker-Dealer so that such Shares are timely received by the Investor as DWAC Shares on the applicable Purchase Share Delivery Date in accordance with Section 3.2 of this Agreement.

(ii)  In addition to the foregoing, in connection with any sale of Securities (including any sale permitted by paragraph (i) above), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.

Section 6.10.  Effective Registration Statement. During the Investment Period, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Initial Registration Statement and each New Registration Statement filed with the Commission under the Securities Act for the applicable Registration Period pursuant to and in accordance with the Registration Rights Agreement.

Section 6.11.  Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Securities for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.11, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 6.12.  Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to publicly disclose such material, non-public information within 24 hours following demand therefor by the Investor, in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

Section 6.13.  Broker/Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Shares that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which (or whom) shall be unaffiliated with the Investor and not then currently engaged or used by the Company, and a DTC participant (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company and its transfer agent with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions and shall be responsible for designating only a DTC participant eligible to receive DWAC Shares.

Section 6.14.  Disclosure Schedule.

(i)  The Company may, from time to time, update the Disclosure Schedule as may be required to satisfy the conditions set forth in Section 7.2(i) and Section 7.3(i) (to the extent such condition set forth in Section 7.3(i) relates to the condition in Section 7.2(i) as of a specific Purchase Condition Satisfaction Time). For purposes of this Section 6.14, any disclosure made in a schedule to the Compliance Certificate shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 6.14 shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the update and shall not affect any of the Investor’s rights or remedies with respect thereto.

(ii) Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 6.15.  Delivery of Bring Down Opinions and Compliance Certificates Upon Occurrence of Certain Events. Within three (3) Trading Days immediately following (i) the end of each PEA Period, if the Company is required under the Securities Act to file with the Commission (A) a post-effective amendment to the Initial Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, (B) a New Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(c) of the Registration Rights Agreement, or (C) a post-effective amendment to a New Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(c) of the Registration Rights Agreement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and (ii) the date the Company files with the Commission (A) a Prospectus Supplement to the Prospectus contained in the Initial Registration Statement or any New Registration Statement under the Securities Act, (B) an annual report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, (C) an amendment on Form 10-K/A to an annual report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained in a previously filed Form 10-K, and (D) a Commission Document under the Exchange Act (other than those referred to in clauses (ii)(A) and (ii)(B) of this Section 6.15), which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained or incorporated by reference in the Initial Registration Statement, any New Registration Statement, or the Prospectus or any Prospectus Supplement contained in the Initial Registration Statement or any New Registration Statement (it being hereby acknowledged and agreed that the filing by the Company with the Commission of a quarterly report on Form 10-Q that includes only updated financial information as of the end of the Company’s most recent fiscal quarter shall not, in and of itself, constitute an “amendment” or “restatement” for purposes of clause (ii) of this Section 6.15), in each case of this clause (ii) if the Company is not also then required under the Securities Act to file a post-effective amendment to the Initial Registration Statement, any New Registration Statement or a post-effective amendment to any New Registration Statement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and in any case of this clause (ii), not more than once per calendar quarter, the Company shall (I) deliver to the Investor a Compliance Certificate, dated such date, and (II) cause to be furnished to the Investor an opinion “bring down” from outside counsel to the Company substantially in the form mutually agreed to by the Company and the Investor prior to the date of this Agreement, modified, as necessary, to relate to such Registration Statement or post-effective amendment, or the Prospectus contained therein as then amended or supplemented by such Prospectus Supplement, as applicable (each such opinion, a “Bring Down Opinion”).

Article VII

CONDITIONS TO CLOSING (AND INITIAL PURCHASE), CONDITIONS TO COMMENCEMENT AND CONDITIONS TO PURCHASES

Section 7.1.  Conditions Precedent to Closing and Initial Purchase. The Closing and the Initial Purchase on the Closing Date are subject to the satisfaction of each of the conditions set forth in this Section 7.1 on the Closing Date.

(i)  Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii)  Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iii)  Payment of Document Preparation Fee; Issuance of Instructions to Issue Initial Commitment Shares. On or prior to the Closing Date, the Company shall have paid by wire transfer of immediately available funds (a) to an account designated by the Investor or the Investor’s counsel on or prior to the date hereof, the Document Preparation Fee in accordance with Section 10.1(i), all of which Document Preparation Fee shall be fully earned and non-refundable as of the Closing Date, regardless of whether any Purchases are made or settled hereunder or any subsequent termination of this Agreement. On the Closing Date, the Company shall deliver irrevocable instructions to its transfer agent to issue to the Investor, not later than 4:00 p.m. (New York City time) on the Trading Day immediately following the Closing Date, one or more book-entry statements representing the Initial Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the Closing Date), in consideration for the Investor’s execution and delivery of this Agreement. Such book-entry statement(s) shall be delivered to the Investor (i) by email at the address set forth in Section 10.4 hereof and (ii) by overnight courier at its address set forth in Section 10.4 hereof. For the avoidance of doubt, all of the Initial Commitment Shares shall be fully earned as of the Closing Date regardless of whether any Purchases are made hereunder or any subsequent termination of this Agreement.

(iv) Closing Deliverables. At the Closing, counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto shall be delivered as provided in Section 2.2. Simultaneously with the execution and delivery of this Agreement and the Registration Rights Agreement, the Investor’s counsel shall have received (a) the opinions of outside counsel to the Company, dated the Closing Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement, (b) the closing certificate from the Company, dated the Closing Date, in the form of Exhibit B hereto, and (c) a copy of the irrevocable instructions to the Company’s transfer agent regarding the issuance to the Investor or its designee of the book-entry statement(s) representing the Initial Commitment Shares pursuant to and in accordance with Section 10.1(ii)(a).

Section 7.2.  Conditions Precedent to Commencement. The right of the Company to commence delivering Purchase Notices under this Agreement, and the obligation of the Investor to accept Purchase Notices delivered to the Investor by the Company under this Agreement, are subject to the initial satisfaction, at Commencement, of each of the conditions set forth in this Section 7.2.

(i)  Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii)  Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Commencement. The Company shall deliver to the Investor on the Commencement Date the compliance certificate substantially in the form attached hereto as Exhibit C (the “Compliance Certificate”).

(iii)  Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective under the Securities Act by the Commission, and the Investor shall be permitted to utilize the Prospectus therein to resell (a) all of the Commitment Shares (including all of the Initial Commitment Shares and all of the Additional Commitment Shares) and (b) all of the Shares included in such Prospectus.

(iv) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act or any other law. The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(v)  Other Commission Filings. The Current Report and the Form D shall have been filed with the Commission as required pursuant to Section 2.3. The final Prospectus included in the Initial Registration Statement shall have been filed with the Commission prior to Commencement in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, prior to Commencement shall have been filed with the Commission.

(vi)  No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or the FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Commencement Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(vii)  Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(viii)  No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(ix)  No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced, and no inquiry or investigation by any governmental authority shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(x)  Listing of Securities. All of the Securities that have been and may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market (or on an Eligible Market) as of the Commencement Date, subject only to notice of issuance.

(xi)  No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xii)  No Bankruptcy Proceedings. No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law. The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law, (a) commenced a voluntary case, (b) consented to the entry of an order for relief against it in an involuntary case, (c) consented to the appointment of a Custodian of the Company or for all or substantially all of its property, or (d) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (I) is for relief against the Company in an involuntary case, (II) appoints a Custodian of the Company or for all or substantially all of its property, or (III) orders the liquidation of the Company or any of its Subsidiaries.

(xiii)  Initial Commitment Shares Issued in Book-Entry Form. The Company shall have caused the Company’s transfer agent to issue to the Investor a book-entry statement representing the number of Initial Commitment Shares issued to the Investor pursuant to Section 10.1(ii)(a) hereof in accordance with Section 10.1(iv) hereof.

(xiv)  Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to acknowledged in writing by the Company’s transfer agent, and the Notice of Effectiveness relating to the Initial Registration Statement shall have been executed by the Company’s outside counsel and delivered to the Company’s transfer agent, in each case directing such transfer agent to issue to the Investor or its designated Broker-Dealer all of the Commitment Shares (including all of the Initial Commitment Shares and all of the Additional Commitment Shares) and all of the Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement.

(xv)  Reservation of Shares. As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, (i) 5,244,994shares of Common Stock (as the maximum number of Additional Commitment Shares issuable pursuant to this Agreement to be issued and delivered to the Investor under Section 10.1(ii)(b) hereof within the time period specified in Section 10.1(ii)(b) hereof) and (ii) 589,392,133shares of Common Stock solely for the purpose of issuing Shares pursuant to Purchases that may be effected by the Company, in its sole discretion, from and after the Commencement Date under this Agreement (in each case, assuming the effectuation of a reverse split of the Company’s Common Stock at a range of 1:15).

(xvi)  Opinions and Bring-Down Opinions of Company Counsel. On the Commencement Date, the Investor shall have received the opinions, bring-down opinions and negative assurances from outside counsel to the Company, dated the Commencement Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement.

Section 7.3.  Conditions Precedent to Purchases after Commencement Date. The right of the Company to deliver Purchase Notices under this Agreement after the Commencement Date, and the obligation of the Investor to accept Purchase Notices under this Agreement after the Commencement Date, are subject to the satisfaction of each of the conditions set forth in this Section 7.3 at the applicable Purchase Commencement Time for the Purchase to be effected pursuant to the applicable Purchase Notice timely delivered by the Company to the Investor in accordance with this Agreement (each such time, a “Purchase Condition Satisfaction Time”).

(i)  Satisfaction of Certain Prior Conditions. Each of the conditions set forth in subsections (i), (ii), and (vii) through (xiv) set forth in Section 7.2 shall be satisfied at the applicable Purchase Condition Satisfaction Time after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in subsections (i) and (ii) of Section 7.2 replaced with “applicable Purchase Condition Satisfaction Time”); provided, however, that the Company shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 6.15 and Section 7.3(v).

(ii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, and any post-effective amendment thereto required to be filed by the Company with the Commission after the Commencement Date and prior to the applicable Purchase Date pursuant to the Registration Rights Agreement, in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period (as defined in the Registration Rights Agreement), and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Commitment Shares (including all of the Initial Commitment Shares and all of the Additional Commitment Shares), (b) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all Purchase Notices delivered by the Company to the Investor prior to such applicable Purchase Date and (c) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable Purchase Notice delivered by the Company to the Investor with respect to a Purchase to be effected hereunder on such applicable Purchase Date.

(iii)  Any Required New Registration Statement Effective. Any New Registration Statement covering the resale by the Investor of the Registrable Securities included therein, and any post-effective amendment thereto, required to be filed by the Company with the Commission pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date, in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Commitment Shares (if any) included in such New Registration Statement, and any post-effective amendment thereto, (b) all of the Shares included in such New Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all Purchase Notices delivered by the Company to the Investor prior to such applicable Purchase Date and (c) all of the Shares included in such new Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable Purchase Notice delivered by the Company to the Investor with respect to a Purchase to be effected hereunder on such applicable Purchase Date.

(iv)  Delivery of Subsequent Irrevocable Transfer Agent Instructions and Notice of Effectiveness. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall have delivered or caused to be delivered to its transfer agent (a) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by its transfer agent and (b) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

(v) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act or any other law (other than the transactions contemplated by the applicable Purchase Notice delivered by the Company to the Investor with respect to a Purchase to be effected hereunder on such applicable Purchase Date and the settlement thereof). The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(vi) Other Commission Filings. The final Prospectus included in any post-effective amendment to the Initial Registration Statement, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date, shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. The final Prospectus included in any New Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date, shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable Purchase Date, shall have been filed with the Commission and, if any Registrable Securities are covered by a Registration Statement on Form S-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

(vii)  No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market (or Eligible Market, as applicable) or the FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Purchase Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market (or Eligible Market, as applicable) shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(viii)  Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable Purchase Notice (a) shall not exceed the applicable Purchase Maximum Amount, (b) shall not cause the Aggregate Limit or the Beneficial Ownership Limitation to be exceeded, and (c) when such Shares are aggregated with (1) all Initial Commitment Shares, (2) all Additional Commitment Shares issued or issuable by the Company to the Investor under this Agreement (for purposes of this clause (c) of this Section 7.3(viii), if the applicable Purchase Condition Satisfaction Time for the applicable Purchase occurs prior to the Additional Commitment Share Trigger Date, the Company shall assume the maximum of 5,244,994 Additional Commitment Shares are then issuable to the Investor under this Agreement and shall aggregate all such 5,244,994 Additional Commitment Shares with all other Securities that have been issued by the Company’s pursuant to this Agreement prior to such Purchase Condition Satisfaction Time for such applicable Purchase) and (3) all Shares that have been issued or are issuable by the Company pursuant to all Purchase Notices delivered prior to the applicable Purchase Condition Satisfaction Time for the applicable Purchase, shall not cause the Exchange Cap (to the extent applicable under Section 3.3) to be exceeded, unless in the case of this clause (c) of this Section 7.3(viii), the Company’s stockholders have theretofore approved the issuance of Common Stock under this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market.

(ix) Shares and Additional Commitment Shares Authorized and Delivered. All of the Shares issuable pursuant to the applicable Purchase Notice, and all of the Additional Commitment Shares issuable to the Investor under Section 10.1(ii)(b) hereof shall have been duly authorized by all necessary corporate action of the Company. All Shares relating to all prior Purchase Notices required to have been received by the Investor as DWAC Shares under this Agreement prior to the applicable Purchase Condition Satisfaction Time for the applicable Purchase shall have been delivered to the Investor as DWAC Shares in accordance with this Agreement. From and after the Additional Commitment Share Trigger Date, all of the Additional Commitment Shares issuable to the Investor under Section 10.1(ii)(b) hereof shall have been issued and delivered to the Investor as DWAC Shares within the time period specified in Section 10.1(ii)(b) hereof and otherwise in accordance therewith.

(x)  Bring-Down Opinions of Company Counsel. The Investor shall have received (a) all Bring Down Opinions from outside counsel to the Company for which the Company was obligated to instruct its outside counsel to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable Purchase and (b) all Compliance Certificates from the Company that the Company was obligated to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable Purchase, in each case in accordance with Section 6.15.

Article VIII
TERMINATION

Section 8.1.  Automatic Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the Effective Date of the Initial Registration Statement (it being hereby acknowledged and agreed that such term may not be extended by the parties hereto), (ii) the date on which the Investor shall have purchased the Total Commitment worth of Shares pursuant to this Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the Trading Market or any other Eligible Market, and (iv) the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

Section 8.2.  Other Termination. Subject to Section 8.3, the Company may terminate this Agreement after the Commencement Date effective upon ten (10) Trading Days’ prior written notice to the Investor in accordance with Section 10.4; provided, however, that (i) the Company shall have issued all Initial Commitment Shares required to be issued to the Investor under Section 10.1(ii)(a) and all Additional Commitment Shares, if any, required to be issued to the Investor under Section 10.1(ii)(b), and shall have paid the Document Preparation Fee to the Investor or its counsel required to be paid pursuant to Section 10.1(i) of this Agreement prior to such termination, and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure. Subject to Section 8.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 8.3, the Investor shall have the right to terminate this Agreement effective upon ten (10) Trading Days’ prior written notice to the Company in accordance with Section 10.4, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction shall have occurred; (c) the Initial Registration Statement and any New Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the Commission by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) therefor, or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 Trading Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 10.4; (d) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 20 consecutive Trading Days or for more than an aggregate of 60 Trading Days in any 365-day period, other than due to acts of the Investor; (e) trading in the Common Stock on the Trading Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) shall have been suspended and such suspension continues for a period of three (3) consecutive Trading Days; or (f) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than 24 hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market, the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market) upon becoming aware of any of the events set forth in the immediately preceding sentence.

Section 8.3. Effect of Termination. In the event of termination by the Company or the Investor (other than by mutual termination) pursuant to Section 8.2, written notice thereof shall forthwith be given to the other party as provided in Section 10.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 8.1 or Section 8.2, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company contained in Article VI (Additional Covenants) shall remain in full force and notwithstanding such termination for a period of six (6) months following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to the first Trading Day immediately following the settlement date related to any pending Purchase Notice that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending Purchase, and that the parties shall fully perform their respective obligations with respect to any such pending Purchase under the Transaction Documents), (ii) limit, alter, modify, change or otherwise affect the Company’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination, (iii) affect the Document Preparation Fee payable to the Investor’s counsel, all of which fees and expenses shall be non-refundable when paid on the Closing Date pursuant to Section 10.1(i), regardless of whether any Purchases are made or settled hereunder or any subsequent termination of this Agreement, or (iv) affect any Initial Commitment Shares or any Additional Commitment Shares, or any rights of any holder thereof, it being hereby acknowledged and agreed that all of the Initial Commitment Shares and Additional Commitment Shares shall be fully earned as of the Closing Date, regardless of whether any Purchases are made or settled hereunder or any subsequent termination of this Agreement. Nothing in this Section 8.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement or any of the other Transaction Documents to which it is a party, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under the Transaction Documents to which it is a party.

Article IX
INDEMNIFICATION

Section 9.1.  Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 9.1, the Company shall indemnify and hold harmless the Investor, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents to which it is a party or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that (x) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement, and (y) the Company shall not be liable under subsection (b) of this Section 9.1 to the extent, but only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

The Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Investor Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 9.1; provided that the Investor shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such reimbursement.

An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in the Transaction Documents shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by the Company set forth in this Section 9.1 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

Section 9.2. Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 9.1, the Investor Party will notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Company will not relieve the Company from liability under Section 9.1, except to the extent it has been materially prejudiced by the failure to give notice. The Company will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Company may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Company notifies the Investor Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company will not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Investor Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Investor Party. In such event, the Company will pay the reasonable fees and expenses of no more than one separate counsel for all such Investor Parties promptly as such fees and expenses are incurred. Each Investor Party, as a condition to receiving indemnification as provided in Section 9.1, will cooperate in all reasonable respects with the Company in the defense of any action or claim as to which indemnification is sought. The Company will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company will not, without the prior written consent of the Investor Party, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Party from all liability and claims which are the subject matter of the pending or threatened action.

The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

Article X
MISCELLANEOUS

Section 10.1.  Certain Fees and Expenses; Commitment Shares; Commencement Irrevocable Transfer Agent Instructions.

(i)  Certain Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall pay, on or prior to the Closing Date, by wire transfer of immediately available funds to an account designated by the Investor or its counsel on or prior to the Closing Date, a non-accountable and non-refundable document preparation fee of up to $5,000, exclusive of disbursements and out-of-pocket expenses (the “Document Preparation Fee”), in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and legal due diligence of the Company. For the avoidance of doubt, the Document Preparation Fee shall be non-refundable when paid on the Closing Date, regardless of whether any Purchases are made or settled hereunder or any subsequent termination of this Agreement. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Securities pursuant hereto.

(ii)  Commitment Shares.

(a) Initial Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, concurrently with the execution and delivery of this Agreement on the Closing Date, the Company shall deliver irrevocable instructions to its transfer agent to issue to the Investor, not later than 4:00 p.m. (New York City time) on the Trading Day immediately following the Closing Date, one or more book-entry statement(s) representing the Initial Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company on or prior to the Closing Date). For the avoidance of doubt, all of the Initial Commitment Shares shall be fully earned as of the Closing Date regardless of whether any Purchases are issued by the Company or settled hereunder or any termination of this Agreement. At the request of the Investor and in accordance with the Investor’s instructions provided to the Company on or prior to the Closing Date, the Initial Commitment Shares shall be represented in a single book-entry statement, or in any number of or book-entry statement(s) in the name of the Investor or its designee and in such denominations as the Investor may request in such instructions, and such book-entry statement(s) shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4. Upon issuance, the Initial Commitment Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and, subject to the provisions of subsection (iv) of this Section 10.1, each of the book-entry statement(s) representing the Initial Commitment Shares shall bear the restrictive legend set forth below in subsection (iii) of this Section 10.1. All of the Initial Commitment Shares shall constitute Registrable Securities and shall be included in the Initial Registration Statement and any post-effective amendment thereto, and the Prospectus included therein and, if necessary to register the resale thereof by the Investor under the Securities Act, in any New Registration Statement and any post-effective amendment thereto, and the Prospectus included therein, in each case in accordance with this Agreement and the Registration Rights Agreement.

(b)  Additional Commitment Shares. In further consideration for the Investor’s execution and delivery of this Agreement, on the earlier of (i) the date that is thirty (30) days following the closing of the Company’s first public offering of Common Stock or Common Stock Equivalents following the date hereof (or, if such date is not a Trading Day, the first Trading Day immediately following such date) and (ii) October 16, 2023 (the “Additional Commitment Share Trigger Date”), the Company shall deliver irrevocable instructions to the Transfer Agent to electronically transfer to the Investor or its designee(s), not later than 4:00 p.m. (New York City time) on the Trading Day immediately following the Additional Commitment Share Trigger Date, such number of additional shares of Common Stock as shall equal the quotient obtained by dividing (X) $440,000 by (Y) the arithmetic average of the VWAPs of the Common Stock for the ten (10) consecutive Trading Day period including such Additional Commitment Share Trigger Date (the “Additional Commitment Shares”) (provided that the number of Additional Commitment Shares issuable to the Investor hereunder shall not exceed 5,244,994 Additional Commitment Shares), as DWAC Shares by crediting the Investor’s or its designee(s) account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system. For the avoidance of doubt, all of the Additional Commitment Shares shall be fully earned as of the Closing Date, regardless of whether any further Purchase Notices are issued by the Company or settled hereunder and regardless of any subsequent termination of this Agreement. The Additional Commitment Shares shall constitute Registrable Securities and the Company shall include the maximum of 5,244,994 Additional Commitment Shares in the Initial Registration Statement and any post-effective amendment thereto, and the Prospectus included therein and, if necessary to register the resale thereof by the Investor under the Securities Act, in any New Registration Statement and any post-effective amendment thereto filed with the Commission prior to the Additional Commitment Share Trigger Date (it being acknowledged and agreed that with respect to any New Registration Statement and any post-effective amendment thereto filed with the Commission on or after the Additional Commitment Share Trigger Date, the Company shall include in such New Registration Statement and any post-effective amendment thereto, and the Prospectus included therein, the actual number of Additional Commitment Shares to be issued to the Investor pursuant to this Section 10.1(ii)(b)), in each case in accordance with this Agreement and the Registration Rights Agreement.

(iii)  Legends. The book-entry statement(s) representing the Initial Commitment Shares issued prior to the Effective Date of the Initial Registration Statement, except as set forth below, shall bear a restrictive legend in substantially the following form (and stop transfer instructions may be placed against transfer of the Initial Commitment Shares):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE,

SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Notwithstanding the foregoing and for the avoidance of doubt, all Shares to be issued in respect of any Purchase Notice delivered to the Investor pursuant to this Agreement, and all Additional Commitment Shares to be issued pursuant to this Agreement, if any, shall be issued to the Investor (with respect to such Shares, in accordance with Section 3.2) by crediting the Investor’s or its designees’ account at DTC as DWAC Shares, and the Company shall not take any action or give instructions to any transfer agent of the Company otherwise.

(iv)  Irrevocable Transfer Agent Instructions; Notice of Effectiveness. On the earlier of (a) the Commencement Date and (b) such time that the Investor shall request, provided all conditions of Rule 144 are met, the Company shall, no later than one (1) Trading Day following the delivery by the Investor to the Company or its transfer agent of one or more legended book-entry statements representing the Initial Commitment Shares issued to the Investor pursuant to Section 10.1(ii)(a) (which book-entry statements the Investor shall promptly deliver on or prior to the first to occur of the events described in clauses (a) and (b) of this sentence), cause the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC as DWAC Shares such number of shares of Common Stock equal to the number of Initial Commitment Shares issued to the Investor pursuant to Section 10.1(ii)(a). The Company shall take all actions to carry out the intent and accomplish the purposes of the immediately preceding sentence, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to its transfer agent, and any successor transfer agent of the Company, as may be requested from time to time by the Investor or necessary or desirable to carry out the intent and accomplish the purposes of the immediately preceding sentence. On the Effective Date of the Initial Registration Statement and prior to Commencement, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company), (i) irrevocable instructions executed by the Company and acknowledged in writing by the Company’s transfer agent (the “Commencement Irrevocable Transfer Agent Instructions”) and (ii) the notice of effectiveness in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness”) relating to the Initial Registration Statement executed by the Company’s outside counsel, in each case directing the Company’s transfer agent to issue to the Investor or its designee all of the Commitment Shares (including all of the Initial Commitment Shares and all of the Additional Commitment Shares), and all of the Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company) (i) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Company’s transfer agent and (ii) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. For the avoidance of doubt, all Shares and Commitment Shares (including all of the Initial Commitment Shares and all of the Additional Commitment Shares) to be issued (or reissued, as applicable) from and after Commencement Date to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than those referred to in this Section 10.1(iv) will be given by the Company to its transfer agent, or any successor transfer agent of the Company, with respect to the Shares and the Commitment Shares from and after Commencement Date, and the Shares and the Commitment Shares covered by the Initial Registration Statement or any post-effective amendment thereof, or any New Registration Statement or post-effective amendment thereof, as applicable, shall otherwise be freely transferable on the books and records of the Company and no stop transfer instructions shall be maintained against the transfer thereof. The Company agrees that if the Company fails to fully comply with the provisions of this Section 10.1(iv) within three (3) Trading Days after the date on which the Investor has provided the deliverables referred to above that the Investor is required to provide to the Company or its transfer agent, the Company shall, at the Investor’s written instruction, purchase from the Investor all shares of Common Stock purchased or acquired by the Investor pursuant to this Agreement that contain the restrictive legend referred to in Section 10.1(iii) hereof (or any similar restrictive legend) at the greater of (i) the purchase price paid for such shares of Common Stock (with respect to Shares purchased by the Investor pursuant to this Agreement) and (ii) the Closing Sale Price of the Common Stock (with respect to Securities purchased or acquired by the Investor pursuant to this Agreement) on the date of the Investor’s written instruction.

Section 10.2.  Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i)  The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.2 shall affect or limit any right to serve process in any other manner permitted by law.

(iii)  EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.

Section 10.3.  Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 10.4.  Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

Crown Electrokinetics Corp.

1110 NE Circle Blvd.

Corvallis, Oregon 97330
Telephone Number: (800) 674-3612

Email: doug@crownek.com

joel@crownek.com

Attention: Doug Croxall, Chief Executive Officer

Joel Krutz, Chief Financial Officer

With a copy (which shall not constitute notice) to:

Pryor Cashman LLP

7 Times Square, 40th Floor

New York, New York
Telephone Number: (212) 421-4100

Email: ali.panjwani@pryorcashman.com
Attention: M. Ali Panjwani, Esq.

If to the Investor:

Keystone Capital Partners, LLC

139 Fulton Street, Suite 412

New York, NY 10038
Telephone Number: (646) 349-0916

Email: fz@keystone-cp.com

Attention: Fredric G. Zaino

With a copy (which shall not constitute notice) to:

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Telephone Number: (917) 318-2865

Email: matt@nannaronelaw.com

Attention: Matthew McMurdo

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto.

Section 10.5.  Waivers. No provision of this Agreement may be waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 10.6.  Amendments. No provision of this Agreement may be amended by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

Section 10.7.  Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 10.8.  Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices (including the Threshold Price) and number of shares of Common Stock in any Transaction Document shall, in all cases, be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement.

Section 10.9.  Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither the Company nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 10.10. No Third Party Beneficiaries. Except as expressly provided in Article IX, this Agreement is intended only for the benefit of the parties hereto and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 10.12. Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article VIII (Termination), Article IX (Indemnification) and this Article X (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company and the Investor contained in Article VI (Additional Covenants), shall remain in full force and effect notwithstanding such termination for a period of six months following such termination.

Section 10.13. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 10.14. Publicity. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure (i) contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure to the Investor or its counsel for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby. The Company agrees and acknowledges that its failure to comply with this provision in all material respects constitutes a Material Adverse Effect for purposes of Section 7.2(xi).

Section 10.15. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 10.16. Further Assurances. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

CROWN ELECTROKINETICS CORP.:

By:
Name:
Title:

KEYSTONE CAPITAL PARTNERS, LLC:

By:
Name:
Title:

ANNEX I TO THE
COMMON STOCK PURCHASE AGREEMENT
DEFINITIONS

“Accountant” shall have the meaning assigned to such term in Section 5.6(e).

“Additional Commitment Share Trigger Date” shall have the meaning assigned to such term in Section 10.1(ii)(b).

“Additional Commitment Shares” shall have the meaning assigned to such term in Section 10.1(ii)(b).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Aggregate Limit” shall have the meaning assigned to such term in Section 2.1.

“Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

“Average Price” means, with respect to Shares, a price per share (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing (i) the aggregate gross purchase price paid by the Investor for all Shares purchased pursuant to this Agreement, by (ii) the aggregate number of Shares issued pursuant to this Agreement.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law for the relief of debtors.

“Base Price” means, with respect to Shares, a price per share equal to the sum of (i) the Minimum Price and (ii) $[ ]1 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of this Agreement).

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 3.4.

“Bloomberg” means Bloomberg, L.P.

“Bring Down Opinion” shall have the meaning assigned to such term in Section 6.15.

“Broker-Dealer” shall have the meaning assigned to such term in Section 6.13.

“Bylaws” shall have the meaning assigned to such term in Section 5.3.

[1]	NTD: Parties to provide.

“Charter” shall have the meaning assigned to such term in Section 5.3.

“Closing” shall have the meaning assigned to such term in Section 2.2.

“Closing Date” means the date of this Agreement.

“Closing Sale Price” means, for the Common Stock as of any date, the last closing trade price for the Common Stock on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing trade price for the Common Stock, then the last trade price for the Common Stock prior to 4:00 p.m., New York City time, as reported by Bloomberg. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Code” shall have the meaning assigned to such term in Section 5.24.

“Commencement” shall have the meaning assigned to such term in Section 3.1.

“Commencement Date” shall have the meaning assigned to such term in Section 3.1.

“Commencement Irrevocable Transfer Agent Instructions” shall have the meaning assigned to such term in Section 10.1(iv).

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since December 31, 2022, including, without limitation, the Annual Report on Form 10-K filed by the Company for its fiscal year ended December 31, 2022 (the “2022 Form 10-K”), and which hereafter shall be filed with or furnished to the Commission by the Company, including, without limitation, the Current Report, (2) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Commitment Shares” shall mean, collectively, all of the Initial Commitment Shares and all of the Additional Commitment Shares.

“Common Stock” shall have the meaning assigned to such term in the recitals of this Agreement.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning assigned to such term in the preamble of this Agreement.

“Compliance Certificate” shall have the meaning assigned to such term in Section 7.2(ii).

“Current Report” shall have the meaning assigned to such term in Section 2.3.

“Cover Price” shall have the meaning assigned to such term in Section 3.2.

“Custodian” shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall have the meaning assigned to such term in Section 9.1.

“Dilutive Issuance” shall have the meaning assigned to such term in Section 6.6.

“Disclosure Schedule” shall have the meaning assigned to such term in the preamble to Article V.

“Disqualification Event” shall have the meaning assigned to such term in Section 5.40.

“Document Preparation Fee” shall have the meaning assigned to such term in Section 10.1(i).

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 5.33.

“DWAC Shares” means shares of Common Stock issued pursuant to this Agreement that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof and (iii) timely credited by the Company to the Investor’s (or its designee’s) specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” means, with respect to the Initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any New Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Initial Registration Statement (or any post-effective amendment thereto) or any New Registration Statement (or any post-effective amendment thereto) is declared effective by the Commission.

“Effectiveness Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Eligible Market” means The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange or the NYSE American (or any nationally recognized successor to any of the foregoing).

“Environmental Laws” shall have the meaning assigned to such term in Section 5.18 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Evaluation Date” shall have the meaning assigned to such term in Section 5.6(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Cap” shall have the meaning assigned to such term in Section 3.3(a)(i) hereof.

“Exempt Issuance” means the issuance of (a) Common Stock, options or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (b) (1) any Securities issued to the Investor pursuant to this Agreement, (2) any securities issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor at any time, or (3) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (3) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) Common Stock issued by the Company to the Investor or an Affiliate of the Investor in connection with any “equity line of credit” or other continuous offering or similar offering of Common Stock pursuant to a written agreement between the Company and the Investor or an Affiliate of the Investor, whereby the Company may sell Common Stock to the Investor or an Affiliate of the Investor at a future determined price, or (e) Common Stock issued by the Company by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, exclusively to or through B. Riley Securities, Inc., as the Company’s sales agent, pursuant to one or more written agreements between the Company and B. Riley Securities, Inc.

“FCPA” shall have the meaning assigned to such term in Section 5.35.

“Filing Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (excluding any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“GAAP” shall have the meaning assigned to such term in Section 5.6(b).

“Indebtedness” shall have the meaning assigned to such term in Section 5.11.

“Initial Commitment Shares” means 1,310,429 shares of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock which, concurrently with the execution and delivery of this Agreement on the Closing Date, the Company has caused its transfer agent to issue and deliver to the Investor not later than 4:00 p.m. (New York City time) on the Trading Day immediately following the Closing Date.

“Initial Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Intellectual Property” shall have the meaning assigned to such term in Section 5.17(b).

“Investment Period” means the period commencing on the Effective Date of the Initial Registration Statement and expiring on the date this Agreement is terminated pursuant to Article VIII.

“Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Investor Party” shall have the meaning assigned to such term in Section 9.1.

“Issuer Covered Person” shall have the meaning assigned to such term in Section 5.40.

“IT Systems and Data” shall have the meaning assigned to such term in Section 5.39.

“Knowledge” means the actual knowledge of the Company’s Chief Executive Officer and Chief Financial Officer, after reasonable inquiry of all officers, directors and employees of the Company and its Subsidiaries under their direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under any of the Transaction Documents to which it is a party; provided, however, that no facts, circumstances, changes or effects exclusively and directly resulting from, relating to or arising out of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (b) changes generally affecting the industries in which the Company and its Subsidiaries operate, provided such changes shall not have affected the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies; (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; (d) changes arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof; (e) any action taken by the Investor, its Affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement; and (f) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies.

“Minimum Price” means $0.0839, representing the lower of (i) the Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) on the Trading Day immediately preceding the date of this Agreement and (ii) the average Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the date of this Agreement (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of this Agreement).

“Money Laundering Laws” shall have the meaning assigned to such term in Section 5.36.

“New Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Notice of Effectiveness” shall have the meaning assigned to such term in Section 10.1(iii).

“Off Balance Sheet Transaction” shall have the meaning assigned to such term in Section 5.6(c).

“PEA Period” means the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Trading Day immediately prior to the filing of any post-effective amendment to the Initial Registration Statement or any New Registration Statement, and ending at 9:30 a.m., New York City time, on the Trading Day immediately following, the Effective Date of such post-effective amendment.

“Permits” shall have the meaning assigned to such term in Section 5.17(a).

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

“Plan” shall have the meaning assigned to such term in Section 5.24.

“Prospectus” means the prospectus in the form included in a Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

“Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Reference Period” shall have the meaning assigned to such term in Section 6.6.

“Reference Price” shall have the meaning assigned to such term in Section 6.6.

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Regulation D” shall have the meaning assigned to such term in the recitals of this Agreement.

“Restricted Period” shall have the meaning assigned to such term in Section 6.9(i).

“Restricted Person” shall have the meaning assigned to such term in Section 6.9(i).

“Restricted Persons” shall have the meaning assigned to such term in Section 6.9(i).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Sanctions” shall have the meaning assigned to such term in Section 5.37.

“Sarbanes-Oxley Act” shall have the meaning assigned to such term in Section 5.6(e).

“Section 4(a)(2)” shall have the meaning assigned to such term in the recitals of this Agreement.

“Securities” means, collectively, the Shares and the Commitment Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shares” shall mean the shares of Common Stock that are and/or may be purchased by the Investor under this Agreement pursuant to one or more Purchase Notices, but not including the Commitment Shares.

“Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Threshold Price” means eighty five percent (85%) of the Closing Sale Price on the Trading Day on which the Company submits a Purchase Notice.

“Total Commitment” means, initially, $50,000,000, in the aggregate, which dollar amount shall be reduced, on a dollar-for-dollar basis, by the aggregate gross Purchase Price paid by the Investor to the Company for the applicable Purchase Share Amount purchased by the Investor in a Purchase, each time the Investor purchases Shares in a Purchase under Sections 3.1 and 3.2 of this Agreement.

“Trading Day” shall mean any day on which the Trading Market or, if the Common Stock is then listed on an Eligible Market, such Eligible Market is open for “regular” trading, including any day on which the Trading Market (or such Eligible Market, as applicable) is open for “regular” trading for a period of time less than the customary “regular” trading period.

“Trading Market” means The Nasdaq Capital Market (or any nationally recognized successor thereto).

“Transaction Documents” means, collectively, this Agreement (as qualified by the Disclosure Schedule) and the exhibits hereto, the Registration Rights Agreement, and the exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line of credit” or “at the market offering” or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price.

“VWAP” means, for the Common Stock for a specified period, the dollar volume-weighted average price for the Common Stock on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market), for such period, as reported by Bloomberg through its “AQR” function. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“Purchase” shall have the meaning assigned to such term in Section 3.1.

“Purchase Condition Satisfaction Time” shall have the meaning assigned to such term in Section 7.3.

“Purchase Confirmation” shall have the meaning assigned to such term in Section 3.1.

“Purchase Commencement Time” means, with respect to a Purchase made pursuant to Section 3.1, 9:30:01 a.m., New York City time, on the applicable Purchase Date, or such later time on such Purchase Date publicly announced by the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) as the official open (or commencement) of “regular” trading on the Trading Market (or such Eligible Market, as applicable) on such Purchase Date.

“Purchase Date” means, with respect to a Purchase made pursuant to Section 3.1, the Trading Day on which the Investor receives, after 6:00 a.m., New York City time, but prior to 12:30 p.m., New York City time, on such Trading Day, a valid Purchase Notice for such Purchase in accordance with this Agreement.

“Purchase Maximum Amount” shall be calculated as follows: (a) if the Purchase Notice is received by 8:30 a.m. Eastern Time, the lower of: (i) an amount equal to forty percent (40%) of the Daily Value Traded of the Company’s Common Stock on the Trading Market on the ten (10) Trading Days immediately preceding a Purchase Notice, or (ii) $20.0 million, (b) if the Purchase Notice is received after 8:30 a.m. Eastern Time but prior to 10:30 a.m. Eastern Time, the lower of (i) an amount equal to thirty percent (30%) of the Daily Value Traded of the Company’s Common Stock on the ten (10) Trading Days immediately preceding a Purchase Notice, or (ii) $15.0 million and (c) if the Purchase Notice is received after 10:30 a.m. Eastern Time but prior to 12:30 p.m. Eastern Time, the lower of (i) an amount equal to twenty percent (20%) of the Daily Value Traded of the Company’s Common Stock on the ten (10) Trading Days immediately preceding a Purchase Notice, or (ii) $10.0 million. For purposes hereof, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Company’s Common Stock on the Trading Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day. For the avoidance of doubt, the daily trading volume shall include all trades on the Trading Market during regular trading hours.

“Purchase Notice” means, with respect to a Purchase made pursuant to Section 3.1, an irrevocable written notice timely delivered by the Company to the Investor on a Purchase Date directing the Investor to purchase a Purchase Share Amount (such specified Purchase Share Amount subject to adjustment as set forth in Section 3.1 as necessary to give effect to the Purchase Maximum Amount), at the applicable Purchase Price therefor on the applicable Purchase Date for such Purchase in accordance with this Agreement.

“Purchase Period” means, with respect to a Purchase made pursuant to Section 3.1, the period on the applicable Purchase Date for such Purchase beginning at the applicable Purchase Commencement Time and ending at the applicable Purchase Termination Time.

“Purchase Price” means, with respect to a Purchase made pursuant to Section 3.1, the purchase price per Share to be purchased by the Investor in such Purchase equal to ninety-seven percent (97.0%) of the lower of (i) the lowest intraday sale price of the Common Stock on the Trading Market on the applicable Purchase Date and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices during the ten (10) Trading Days immediately preceding the applicable Purchase Date.

“Purchase Share Amount” means, with respect to a Purchase made pursuant to Section 3.1, the number of Shares to be purchased by the Investor in such Purchase as specified by the Company in the applicable Purchase Notice, which number of Shares shall not exceed the applicable Purchase Maximum Amount.

“Purchase Share Delivery Date” shall have the meaning assigned to such term in Section 3.2.

“Purchase Termination Time” means, with respect to a Purchase made pursuant to Section 3.1, 4:00 p.m., New York City time, on the applicable Purchase Date, or such earlier time publicly announced by the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) as the official close of “regular” trading on the Trading Market (or such Eligible Market, as applicable) on such applicable Purchase Date.

EXHIBIT A TO THE
COMMON STOCK PURCHASE AGREEMENT

[TO BE FURNISHED SEPARATELY]

A-1

EXHIBIT B TO THE
COMMON STOCK PURCHASE AGREEMENT
CERTiFICATE OF THE COMPANY

CLOSING CERTIFICATE

[●], 2023

The undersigned, the [●] of Crown Electrokinetics Corp., a Delaware corporation (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of July 20, 2023 (the “Agreement”), by and between the Company and Keystone Capital Partners, LLC, a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of the Company, as amended through the date hereof, as filed with the Secretary of State of the State of Delaware. The Certificate of Incorporation of the Company has not been further amended or restated, and no document with respect to any amendment to the Certificate of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Delaware since the date shown on the face of the state certification relating to the Company’s Certificate of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

2. Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the Bylaws of the Company has been taken or is currently pending before the Board of Directors or stockholders of the Company.

3. The Board of Directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company via unanimous written consent on July [●], 2023.

4. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed the Transaction Documents to which the Company is a party, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

Name:
Title:

C-1

EXHIBIT C TO THE
COMMON STOCK PURCHASE AGREEMENT
COMPLIANCE CERTIFICATE

The undersigned, the [●] of Crown Electrokinetics Corp., a Delaware corporation (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of July 20, 2023 (the “Agreement”), by and between the Company and Keystone Capital Partners, LLC, a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that, to the best of his knowledge after reasonable investigation, on behalf of the Company (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. The undersigned is the duly appointed [●] of the Company.

2. Except as set forth in the attached Disclosure Schedule, the representations and warranties of the Company set forth in Article V of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

3. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company [at or prior to Commencement][on or prior to the date hereof].

4. The Shares issuable in respect of each Purchase Notice effected pursuant to the Agreement shall be delivered to the Investor electronically as DWAC Shares, and shall be freely tradable and transferable and without restriction on resale and without any stop transfer instructions maintained against such Shares. In accordance with Section 10.1(iv) of the Agreement, the Initial Commitment Shares have been delivered to the Investor electronically as DWAC Shares, and the Initial Commitment Shares are freely tradable and transferable and without restriction on resale and without any stop transfer instructions maintained against the Initial Commitment Shares.

5. As of [the Commencement Date][the date hereof], the Company does not possess any material non-public information.

6. As of [the Commencement Date][the date hereof], the Company has reserved out of its authorized and unissued Common Stock, (i) 1,310,429 shares of Common Stock solely for the purpose of effecting Purchases under the Agreement and (ii) 5,244,994 shares of Common Stock (as the maximum number of Additional Commitment Shares issuable pursuant to this Agreement) solely for the purpose of issuing all of the Additional Commitment Shares under the Agreement, if any, to be issued and delivered to the Investor under Section 10.1(ii)(b) hereof within the time period specified in Section 10.1(ii)(b) of the Agreement.

7. No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act has been issued and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission.

D-1

The undersigned has executed this Certificate this [●] day of [●], 202[●].

By:
Name:
Title:

D-2

DISCLOSURE SCHEDULE
RELATING TO THE COMMON STOCK
PURCHASE AGREEMENT, DATED AS OF JULY 20, 2023
BETWEEN CROWN ELECTROKINETICS cORP. AND Keystone Capital Partners, LLC

This disclosure schedule is made and given pursuant to Article V of the Common Stock Purchase Agreement, dated as of July 20, 2023 (the “Agreement”), by and between Crown Electrokinetics Corp., a Delaware corporation (the “Company”), and Keystone Capital Partners, LLC, a Delaware limited liability company. Unless the context otherwise requires, all capitalized terms are used herein as defined in the Agreement. The numbers below correspond to the section numbers of representations and warranties in the Agreement most directly modified by the below exceptions.